UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

Martin Marietta Materials, Inc.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-12744 (Commission File Number)	56-1848578 (IRS. Employer Identification No.)

4123 Parklake Avenue Raleigh, North Carolina (Address of principal executive offices)	27612 (Zip Code)

Registrant’s telephone number, including area code: 919 781-4550
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	MLM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On December 21, 2023, Martin Marietta Materials, Inc. (the “Corporation”) entered into a Loan Modification No. 2 and Extension Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A. (“JPMCB”) and the Lenders (as defined in the Amendment) to the Corporation’s $800,000,000 five-year senior unsecured revolving credit facility with JPMCB, as administrative agent, Deutsche Bank Securities Inc., PNC Bank, National Association, Truist Bank and Wells Fargo Bank, National Association, as co-syndication agents and the lenders party thereto (the “Credit Agreement”).

The Amendment amends the Credit Agreement to, among other things, extend the maturity date of the loans advanced under the Credit Agreement to December 21, 2028.

The full text of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Amendment and Credit Agreement contained herein are qualified in their entirety by the terms of the Amendment and the Credit Agreement.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Modification No. 2 and Extension Agreement dated as of December 21, 2023 among the Corporation, the Lenders (as defined in the Amendment) and JPMCB.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Executive Vice President, General Counsel and Corporate Secretary